PRESS RELEASE

Date:	July 13, 2011

From:	MutualFirst Financial, Inc.For

Publication:	Immediately

Contact:	Chris Cook, Senior Vice President, Treasurer and CFO of MutualFirst Financial, Inc. (765) 747-2945

MutualFirst Announces Second Quarter 2011 Earnings

Muncie, Indiana - MutualFirst Financial, Inc. (NASDAQ: MFSF), the holding company of MutualBank (the “Bank”), announced today net income to common shareholders for the second quarter ended June 30, 2011 of $1.2 million, or $.18 for basic and diluted earnings per common share.  This compared to net income available for common shareholder for the same period in 2010 of $1.3 million, or $.19 for basic and diluted earnings per common share. Annualized return on assets was .46% and return on average tangible common equity was 5.14% for the second quarter of 2011 compared to .48% and 5.66% respectively, for the same period of last year.

Net income available for common shareholders for the six months ended June 30, 2011 was $85,000, or $.01 for basic and diluted earnings per common share compared to net income available to common shareholders of $2.2 million, or $.32 for basic and diluted earnings per common share for the six months ended June 30, 2010.  Annualized return on assets was .14% and return on average tangible common equity was .18% for the first half of 2011 compared to .42% and 4.77% respectively, for the same period of last year.

Other financial highlights for the second quarter ended June 30, 2011 included:

•	Gross loans stabilized in the second quarter after declining $29.6 million in the first quarter of 2011.
•	Deposits decreased $12.9 million in the second quarter as higher rate certificate of deposit balances declined $19.2 million.
•	Tangible common equity increased to 7.19% in the second quarter of 2011.
•
Allowance for loan losses to non-performing loans was 52.98% as of June 30, 2011 compared to 52.97% as of March 31, 2011.  Allowance for loan losses to loans receivable was 1.65% as of June 30, 2011 compared to 1.64% as of March 31, 2011.

•	Net charge offs on an annualized basis were .64% in the second quarter 2011 compared to 1.94% in the first quarter of 2011.
•	Net interest margin was 3.19% for the second quarter 2011 compared to 3.14% in the first quarter 2011.
•	Non-interest income for the quarter ended June 30, 2011 increased $453,000 compared to the first quarter 2011.
•	Non-interest expense for the second quarter 2011 decreased $413,000 compared to the first quarter 2011.

“We were encouraged by the positive signs in the second quarter including the positive earnings, increasing net interest margin, increasing non-interest income and decreasing non-interest expense.  The stabilization in the loan portfolio balances and credit metrics was another positive sign in the quarter,” said David W. Heeter, President and CEO.

Balance Sheet

Assets increased $23.0 million as of June 30, 2011 compared to December 31, 2010, primarily due to the increase in investments securities by $59.3 million which were partially offset by decreases in gross loans held for investment and sale of $39.7 million.  The increase in investment securities was in shorter term government agency mortgage backed securities and was primarily funded by proceeds from loan payments and increased deposits.  In the second quarter of 2011, gross loans held for investment and sale stabilized decreasing $474,000 compared to a decrease of $39.2 million in the first quarter of 2011.  Heeter commented, “The stabilization in our loan portfolio was a favorable indicator that loan production has improved compared to the first quarter of this year.”

Deposits increased by $40.0 million as the Bank has seen increased activity in all of its markets for core deposit relationships in the first half of 2011.  The increase in deposits has been primarily in core transactional accounts which increased $46.7 million while certificates of deposit decreased $6.7 million in the first half of 2011. Core transactional deposits increased to 43% of the Bank’s total deposits as of June 30, 2011 compared to 40% as of December 31, 2010. The increase in deposits allowed the Bank to retire higher rate maturing debt, mainly FHLB advances, of $21.9 million in the first half of 2011.

Allowance for loan losses decreased by $415,000, to $16.0 million as of June 30, 2011 compared to December 31, 2010, but increased $160,000 in the second quarter of 2011.  Net charge offs in the second quarter were $1.5 million, or .64% of total loans on an annualized basis, compared to $4.8 million, or 1.94% of total loans on an annualized basis in the first quarter of 2011. The allowance for loan losses to non-performing loans as of June 30, 2011 was 52.98% compared to 52.97% as of March 31, 2011 and 42.16% as of December 31, 2010.  The allowance for loan losses to total loans as of June 30, 2011 was 1.65%, an increase from 1.64% as of March 31, 2011 and December 31, 2010.  Heeter commented, “We believe that our allowance for loan losses adequately reflects the risk in our portfolio and the current risk in the economy as we move forward.”

Stockholders’ equity was $136.0 million at June 30, 2011, an increase of $4.9 from December 31, 2010. The increase was due primarily to unrealized gains on securities of $5.4 million and net income of $987,000. This increase was partially offset by dividend payments of $838,000 to common shareholders and $810,000 to preferred shareholders.  The Company’s tangible book value per share as of June 30, 2011 increased to $14.27 compared to $13.49 as of December 31, 2010 and tangible common equity ratio was 7.19% as of June 30, 2011 compared to 6.93% as of December 31, 2010.  The Bank’s risk-based capital ratio was well in excess of “well-capitalized” levels as defined by all regulatory standards as of June 30, 2011.

Income Statement

Net interest income before the provision for loan losses decreased $324,000 for the quarter ended June 30, 2011 compared to the same period in 2010.  The decrease was a result of the decline in the net interest margin from 3.23% in the second quarter of 2010 to 3.19% in the second quarter of 2011 and a decline in average earning assets of $22.9 million.    On a linked quarter basis, net interest income before the provision for loan losses increased $239,000 as net interest margin increased by 5 basis points and average earning assets increased by $9.6 million.

Net interest income before the provision for loan losses decreased $497,000 for the first half of 2011 compared to the same period in 2010.  The decrease was a result of the decline in the net interest margin from 3.20% in the first half of 2010 to 3.16% in the first half of 2011 and the decline in average earning assets of $13.5 million.

The provision for loan losses for the second quarter of 2011 increased to $1.7 million compared to $1.5 million during last year’s comparable period.  The increase was attributable to increased non-performing loans and non-performing assets when compared to June 30, 2010.  Non-performing loans to total loans at June 30, 2011 was 3.12% compared to 2.49% at June 30, 2010.  Non-performing assets to total assets were 2.67% at June 30, 2011 compared to 2.31% at June 30, 2010.  Net charge offs for the second quarter of 2011 were $1.5 million, or .64% of loans on an annualized basis compared to $1.9 million, or .74% of loans on an annualized basis in the second quarter of 2010.

The provision for loan losses for the first half of 2011 increased to $5.9 million compared to $3.1 million during last year’s comparable period.  The increase was primarily due to net charge offs of $4.8 million in the first quarter of 2011.  The charge offs were for previously identified problem loans that were mostly collateralized by real estate.  Non-performing loans to total loans at June 30, 2011 were 3.12% compared to 3.90% at December 31, 2010.  This decrease in non-performing loans was in all segments of our portfolio.  Non-performing assets to total assets were 2.67% at June 30, 2011 compared to 3.20% at December 31, 2010.

Non-interest income for the second quarter of 2011 was $3.4 million a decrease of $19,000 compared to the second quarter of 2010.  Regulatory changes on overdrafts in July of 2010 resulted in the Company’s reduced service charges on deposit accounts by $161,000 in the second quarter of 2011 compared to the second quarter of 2010.  Gain on loan sales increased $140,000 primarily due to a recovery of $205,000 on previously written down mortgage servicing rights.  On a linked quarter basis, non-interest income increased $453,000, primarily in service charges on deposit accounts of $122,000 and the above mentioned increase in gain on loan sales.

Non-interest income for the first half of 2011 was $6.3 million, a decrease of $238,000 compared to the first half of 2010.  Service charges on deposit accounts decreased primarily due to regulatory changes by $296,000, gain on sale of investments decreased by $245,000 primarily due to fewer sales of investment securities and gain on loan sales decreased by $123,000 primarily due to decreased loan production.  These decreases were offset by the stabilization of values for trust preferred securities which resulted in a $535,000 decrease in other than temporary impairment.

Non-interest expense decreased $422,000 when comparing the second quarter of 2011 with that of 2010.  Repossessed asset expenses decreased by $246,000, FDIC expense related to deposit insurance decreased $121,000 due to the new FDIC fee structure, and software maintenance expense decreased $90,000 in the second quarter of 2011 compared to the same period in 2010.  These decreases were partially offset by increased professional fees of $133,000.

Non-interest expense decreased $280,000 when comparing the first half of 2011 with that of 2010.  Repossessed asset expenses decreased by $278,000, software maintenance expense decreased by $169,000 and FDIC expense related to deposit insurance decreased $59,000 in the first half of 2011 compared to the same period in 2010.  These decreases were partially offset by increased salary and benefit expense of $195,000 and increased professional fees of $151,000.

MutualFirst Financial, Inc. and MutualBank, an Indiana-based financial institution, has thirty-two full-service retail financial centers in Delaware, Elkhart, Grant, Kosciusko, Randolph, St. Joseph and Wabash Counties in Indiana.  MutualBank also has two Wealth Management and Trust offices located in Carmel and Crawfordsville, Indiana and a loan origination office in New Buffalo, Michigan.  MutualBank is a leading residential lender in each of the market areas it serves, and provides a full range of financial services including wealth management and trust services and Internet banking services.  The Company’s stock is traded on the NASDAQ National Market under the symbol “MFSF” and can be found on the internet at www.bankwithmutual.com.

Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

MUTUALFIRST FINANCIAL INC.

	June 30,	March 31,	December 31,
Balance Sheet (Unaudited):	2011	2011	2010
	(000)	(000)	(000)
Assets
Cash and cash equivalents	$34,287	$78,711	$26,821
Investment securities - AFS	304,463	270,081	245,165
Loans held for sale	654	925	10,483
Loans, gross	965,440	965,643	995,273
Allowance for loan loss	(15,957)	(15,797)	(16,372)
Net loans	949,483	949,846	978,901
Premise and equipment	32,305	32,584	32,966
FHLB of Indianapolis stock	14,391	16,682	16,682
Investment in limited partnerships	3,368	3,496	3,624
Cash surrender value of life insurance	46,328	45,916	45,566
Prepaid FDIC premium	3,427	3,730	4,208
Core deposit and other intangibles	3,919	4,224	4,533
Deferred income tax benefit	16,616	19,101	20,030
Other assets	20,691	21,922	17,923
Total assets	1,429,932	1,447,218	1,406,902

Liabilities and Stockholders' Equity
Deposits	1,161,570	1,174,459	1,121,569
FHLB advances	106,656	114,769	128,538
Other borrowings	12,794	12,981	13,167
Other liabilities	12,890	14,037	12,488
Stockholders' equity	136,022	130,972	131,140
Total liabilities and stockholders' equity	1,429,932	1,447,218	1,406,902

	Three Months	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended	Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Income Statement (Unaudited):	2011	2011	2010	2011	2010
	(000)	(000)	(000)	(000)	(000)

Total interest income	$15,807	$15,683	$17,403	$31,490	$34,647
Total interest expense	5,253	5,368	6,525	10,621	13,281

Net interest income	10,554	10,315	10,878	20,869	21,366
Provision for loan losses	1,700	4,200	1,525	5,900	3,050
Net interest income after provision
for loan losses	8,854	6,115	9,353	14,969	18,316

Non-interest income
Fees and service charges	1,726	1,604	1,887	3,331	3,627
Net gain (loss) on sale of investments	1	74	35	75	320
Other than temporary impairment of securities	0	(193)	(151)	(193)	(728)
Equity in losses of limited partnerships	(116)	(34)	(128)	(149)	(255)
Commissions	1,005	951	1,082	1,956	2,024
Net gain (loss) on loan sales	349	92	209	441	564
Net servicing fees	18	27	31	44	68
Increase in cash surrender value of life insurance	374	351	372	724	755
Other income	17	49	56	67	159
Total non-interest income	3,374	2,921	3,393	6,296	6,534

Non-interest expense
Salaries and benefits	5,340	5,523	5,332	10,863	10,668
Occupancy and equipment	1,390	1,463	1,372	2,852	2,797
Data processing fees	379	401	387	780	798
Professional fees	376	360	243	736	585
Marketing	300	300	306	600	604
Deposit insurance	332	508	453	840	899
Software subscriptions and maintenance	313	318	403	631	800
Intangible amortization	306	309	353	614	706
Repossessed assets expense	368	435	614	803	1,081
Other expenses	958	858	1,021	1,820	1,881
Total non-interest expense	10,062	10,475	10,484	20,539	20,819

Income before taxes	2,166	(1,439)	2,262	726	4,031
Income tax provision (benefit)	485	(746)	487	(261)	913
Net income	1,681	(693)	1,775	987	3,118
Preferred stock dividends and amortization	451	451	451	902	902
Net income available to common shareholders	$1,230	$(1,144)	$1,324	$85	$2,216

Average Balances, Net Interest Income, Yield Earned and Rates Paid
		Three			Three
		mos ended			mos ended
		6/30/2011			6/30/2010
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)		(000)	(000)
Interest-Earning Assets:
Interest -bearing deposits	$49,943	$30	0.24%	$88,121	$56	0.25%
Mortgage-backed securities:
Available-for-sale	273,964	2,108	3.08	175,556	1,721	3.92
Held-to-maturity	0	0	-	7,481	131	7.00
Investment securities:
Available-for-sale	19,801	151	3.05	18,346	161	3.51
Loans receivable	964,780	13,415	5.56	1,039,443	15,242	5.87
Stock in FHLB of Indianapolis	16,148	103	2.55	18,632	92	1.98
Total interest-earning assets (3)	1,324,636	15,807	4.77	1,347,579	17,403	5.17
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	121,458			131,466
Total assets	$1,446,094			$1,479,045

Interest-Bearing Liabilities:
Demand and NOW accounts	$229,755	323	0.56	$186,499	257	0.55
Savings deposits	97,190	37	0.15	91,545	36	0.16
Money market accounts	64,724	121	0.75	66,621	156	0.94
Certificate accounts	665,849	3,718	2.23	669,630	4,174	2.49
Total deposits	1,057,518	4,199	1.59	1,014,295	4,623	1.82
Borrowings	122,978	1,054	3.43	210,792	1,902	3.61
Total interest-bearing accounts	1,180,496	5,253	1.78	1,225,087	6,525	2.13
Non-interest bearing deposit accounts	120,803			107,805
Other liabilities	12,491			14,823
Total liabilities	1,313,790			1,347,715
Stockholders' equity	132,304			131,330
Total liabilities and stockholders' equity	$1,446,094			$1,479,045

Net earning assets	$144,140			$122,492

Net interest income		$10,554			$10,878

Net interest rate spread			2.99%			3.04%

Net yield on average interest-earning assets			3.19%			3.23%

Average interest-earning assets to
average interest-bearing liabilities			112.21%			110.00%

	Three Months	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended	Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Selected Financial Ratios and Other Financial Data (Unaudited):	2011	2011	2010	2011	2010

Share and per share data:
Average common shares outstanding
Basic	6,903,151	6,893,695	6,869,535	6,898,691	6,865,562
Diluted	7,005,882	7,044,414	6,881,672	7,025,416	6,872,905
Per common share:
Basic earnings	$0.18	$(0.17)	$0.19	$0.01	$0.32
Diluted earnings	$0.18	$(0.17)	$0.19	$0.01	$0.32
Dividends	$0.06	$0.06	$0.06	$0.12	$0.12

Dividend payout ratio	33.33%	-35.29%	31.58%	1200.00%	37.50%

Performance Ratios:
Return on average assets (ratio of net
income to average total assets)(1)	0.46%	-0.19%	0.48%	0.14%	0.42%
Return on average tangible common equity (ratio of net
income to average tangible common equity)(1)	5.14%	-4.86%	5.66%	0.18%	4.77%
Interest rate spread information:
Average during the period(1)	2.99%	2.93%	3.04%	2.96%	3.02%

Net interest margin(1)(2)	3.19%	3.14%	3.23%	3.16%	3.20%

Efficiency Ratio	72.24%	79.14%	73.46%	75.61%	74.62%

Ratio of average interest-earning
assets to average interest-bearing
liabilities	112.32%	112.59%	110.00%	112.45%	109.42%

Allowance for loan losses:
Balance beginning of period	$15,797	$16,372	$16,635	$16,372	$16,414
Charge offs:
One- to four- family	820	1,371	258	2,191	723
Multi-family	0	0	232	0	232
Commercial real estate	292	3,273	692	3,565	1,036
Construction or development	0	0	0	0	0
Consumer loans	652	428	917	1,080	1,812
Commercial business loans	0	0	0	0	0
Sub-total	1,764	5,072	2,099	6,836	3,803

Recoveries:
One- to four- family	59	44	61	103	146
Multi-family	0	0	0	0	0
Commercial real estate	1	0	0	1	68
Construction or development	0	0	0	0	0
Consumer loans	164	253	126	417	373
Commercial business loans	0	0	0	0	0
Sub-total	224	297	187	521	587

Net charge offs	1,540	4,775	1,912	6,315	3,216
Additions charged to operations	1,700	4,200	1,525	5,900	3,050
Balance end of period	$15,957	$15,797	$16,248	$15,957	$16,248

Net loan charge-offs to average loans (1)	0.64%	1.94%	0.74%	1.30%	0.61%

	June 30,	March 31,	June 30,
	2011	2011	2010

Total shares outstanding	6,986,586	6,985,087	6,984,754
Tangible book value per share	$14.27	$13.51	$13.86
Tangible common equity to tangible assets	7.19%	6.72%	6.94%

Nonperforming assets (000's)
Non-accrual loans
One- to four- family	$9,520	$10,768	$13,501
Commercial real estate	10,435	10,333	7,464
Consumer loans	2,553	2,858	2,013
Commercial business loans	1,144	1,032	592
Total non-accrual loans	23,652	24,991	23,570
Accruing loans past due 90 days or more	1,038	0	876
Restructured loans	5,431	4,829	1,224
Total nonperforming loans	30,121	29,820	25,670
Real estate owned	7,151	8,096	6,171
Other repossessed assets	937	1,070	1,318
Nonperforming securities	0	0	100
Total nonperforming assets	$38,209	$38,986	$33,259

Asset Quality Ratios:
Non-performing assets to total assets	2.67%	2.69%	2.31%
Non-performing loans to total loans	3.12%	3.09%	2.49%
Allowance for loan losses to non-performing loans	52.98%	52.97%	63.30%
Allowance for loan losses to loans receivable	1.65%	1.64%	1.58%

(1) Ratios for the three and six month periods have been annualized.

(2) Net interest income divided by average interest earning assets.

(3) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.